CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Target Funds and Acquiring Funds – Service Providers” and "Financial Highlights" in the Proxy Statement/Prospectus of Frost Growth Equity Fund, Frost Mid Cap Equity Fund, Frost Value Equity Fund, Frost Low Duration Bond Fund, Frost Municipal Bond Fund, Frost Total Return Bond Fund and Frost Credit Fund (seven of the series constituting The Advisors’ Inner Circle Fund II) included in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14, No. 333-230339) of Frost Family of Funds, the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information included in the Registration Statement, and the caption "Financial Highlights" in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated November 28, 2018 (as it relates to Frost Growth Equity Fund, Frost Mid Cap Equity Fund, Frost Value Equity Fund, Frost Low Duration Bond Fund, Frost Municipal Bond Fund, Frost Total Return Bond Fund and Frost Credit Fund), incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our reports on Frost Growth Equity Fund, Frost Mid Cap Equity Fund, Frost Value Equity Fund, Frost Low Duration Bond Fund, Frost Municipal Bond Fund, Frost Total Return Bond Fund and Frost Credit Fund, dated September 28, 2018, included in each Fund’s 2018 Annual Report to shareholders.

/s/Ernst & Young LLP

Philadelphia, Pennsylvania

April 24, 2019